Exhibit 4(a)



PriceWaterhouseCoopers
One Seagate
Suite 1800
Toledo OH  43604
(419) 254-2500


June 19, 2001


Mr.  Timothy  Hunter
Chief  Financial  Officer
Centrum  Industries,  Inc.
441  E  Main  St
Corry,  PA  16407-0901

Dear  Mr.  Hunter:

This is to confirm that the client-auditor relationship between Centrum Industries, Inc. (Commission File Number 000-09607) and PriceWaterhouseCoopers LLP has ceased.

Very  Truly  Yours,


/s/  PriceWaterhouseCoopers,  LLP
PriceWaterhouseCoopers,  LLP

cc:  Chief  Accountant
     SECPS  Letter  File,  Mail  Stop  11-3
     Securities  and  Exchange  Commission
     450  Fifth  Street,  NW
     Washington,  DC  20549


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